                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            Cooper Industries, Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         (COOPER INDUSTRIES, LTD. LOGO)



March 14, 2003


Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Cooper Industries' shareholders. The meeting will be held on Tuesday, April 29, 2003, at 11:00 a.m. in the J.P. Morgan Chase Center Auditorium, 601 Travis Street, Houston, Texas.

The notice of meeting and proxy statement following this letter describe the business to be conducted at the meeting, including the election of four directors.

To make it easier for you to vote your shares, we are pleased to offer Internet and telephone voting for registered shareholders. Your proxy card and the Notice of Annual Meeting on the inside cover of this proxy statement describe how to use these services. PLEASE TAKE A MOMENT NOW TO VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR BY SIGNING AND RETURNING YOUR PROXY CARD IN THE ENVELOPE PROVIDED, even if you plan to attend the meeting. If you elected to receive your proxy statement electronically, you will not receive a proxy card and must vote via the Internet or by telephone. YOUR VOTE IS IMPORTANT.

The Board of Directors appreciates and encourages shareholder participation. Thank you for your continued support.

Sincerely,

/s/ H. JOHN RILEY, JR.

H. JOHN RILEY, JR.
Chairman, President and
Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             COOPER INDUSTRIES, LTD.
                                  P.O. BOX 4446
                              HOUSTON, TEXAS 77210


TIME.............................   11:00 a.m. on Tuesday, April 29, 2003.

PLACE............................   J.P. Morgan Chase Center Auditorium, 601
                                    Travis Street, Houston, Texas. Free parking is available at the J.P. Morgan Chase
                                    Center.

ITEMS OF BUSINESS................   1.  Elect four directors for the term
                                        expiring at the 2006 Annual Meeting of
                                        Shareholders.

                                    2.  Appoint Ernst & Young LLP as
                                        independent auditors of Cooper for
                                        the year ending December 31, 2003
                                        and authorize the Audit Committee of
                                        the Board of Directors to determine
                                        their remuneration.

                                    3.  If presented at the meeting,
                                        consider and vote upon a shareholder
                                        proposal requesting the Board of
                                        Directors to report to shareholders
                                        on social and environmental issues
                                        related to sustainability.

                                    4.  If presented at the meeting,
                                        consider and vote upon a shareholder
                                        proposal requesting the Board of
                                        Directors to change Cooper's
                                        jurisdiction of incorporation.

                                    5.  Consider any other matters to come
                                        properly before the meeting or any
                                        adjournment thereof.

RECORD DATE......................   Holders of Class A common shares of record
                                    at the close of business on March 3, 2003, may vote at the meeting.

FINANCIAL STATEMENTS.............   Our audited financial statements for the
                                    year ended December 31, 2002, and the
                                    related Management's Discussion and
                                    Analysis of Financial Condition and
                                    Results of Operations are included in
                                    our Form 10-K, which is contained in the Annual Report that you received in this mailing.

VOTING YOUR PROXY................   In order to avoid additional soliciting
                                    expense to Cooper, please vote your
                                    proxy as soon as possible, even if you
                                    plan to attend the meeting. Shareholders of record can vote by one of the following methods:

                                    1.  CALL 1-877-779-8683 from the U.S.
                                        and Canada (this call is free) or
                                        001-201-536-8073 from all other
                                        countries to vote by telephone
                                        anytime up to 12:00 midnight New
                                        York time on April 28, 2003; OR

                                    2.  GO TO THE WEBSITE:
                                        www.eproxyvote.com/cbe to vote over
                                        the Internet anytime up to 12:00
                                        midnight New York time on April 28,
                                        2003; OR

                                    3.  MARK, SIGN, DATE AND RETURN your
                                        proxy card in the enclosed
                                        postage-paid envelope. If you are
                                        voting by telephone or the Internet,
                                        please do not mail your proxy card.

                                           By order of the Board of Directors:

                                           /s/ TERRANCE V. HELZ

                                           TERRANCE V. HELZ
                                           Associate General Counsel and
                                           Secretary

Houston, Texas
March 14, 2003

                                TABLE OF CONTENTS



Questions and Answers............................................................................        2
Cooper Stock Ownership...........................................................................        5
Proposal 1: Election of Directors................................................................        6
Information about Management and Organization of the Board of Directors..........................        9
Executive Management Compensation................................................................       12
Company Performance..............................................................................       15
Management Development and Compensation Committee Report on Executive Compensation...............       17
Other Compensation Matters.......................................................................       20
Audit Committee Report ..........................................................................       23
Relationship with Independent Auditors...........................................................       23
Proposal 2: Appointment of Independent Auditors..................................................       24
Proposal 3: Shareholder Proposal for a Sustainability Report.....................................       24
Proposal 4: Shareholder Proposal for a Change of Incorporation Jurisdiction......................       26
Appendix A: Audit Committee Charter..............................................................      A-1

                                 PROXY STATEMENT

    We have sent you this booklet and proxy card because the Board of Directors of Cooper Industries, Ltd. ("Cooper") is soliciting your proxy to vote at our 2003 Annual Meeting of Shareholders on April 29, 2003. This booklet contains information about the items being voted on at the Annual Meeting and information about Cooper.

                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

WHAT MAY I VOTE ON?

    o   The election of four nominees to serve on our Board of Directors;

    o The appointment of Ernst & Young LLP as independent auditors of Cooper for the year ending December 31, 2003 and authorization of the Audit Committee of the Board of Directors to determine their remuneration;

    o If presented, a shareholder proposal that the Board of Directors report to shareholders on social and environmental issues related to sustainability; and

    o If presented, a shareholder proposal that the Board of Directors change Cooper's jurisdiction of incorporation.

--------------------------------------------------------------------------------

HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

    The Board recommends voting:

    o   FOR each of the nominees for the Board of Directors;

    o FOR the appointment of Ernst & Young LLP as independent auditors of Cooper;

    o   AGAINST the shareholder proposal regarding sustainability reporting; and

    o AGAINST the shareholder proposal regarding a change of Cooper's jurisdiction of incorporation.

--------------------------------------------------------------------------------

WHO IS ENTITLED TO VOTE?

    Holders of Class A common shares as of the close of business on March 3, 2003 may vote at the Annual Meeting.

--------------------------------------------------------------------------------

HOW DO I VOTE?

    You may vote your shares by means of a proxy using one of the following three methods of voting:

    o   electronically using the Internet,

    o   by telephone, or

    o by signing and dating the enclosed proxy card and returning it in the prepaid envelope.

    The instructions for these three methods are contained on the Notice of Annual Meeting which immediately follows the cover page of this proxy statement and also on the enclosed proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as recommended by the Board of Directors. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

--------------------------------------------------------------------------------

CAN I REVOKE MY PROXY CARD?

    Whichever voting method you use, you have the right to revoke your proxy at any time before the meeting by:

    o filing with Cooper's Corporate Secretary an instrument revoking your proxy;

    o   attending the meeting and giving notice of revocation; or

    o submitting a later-dated proxy by any of the three voting methods described above.

--------------------------------------------------------------------------------

IS MY VOTE CONFIDENTIAL?

     Proxy cards, proxies delivered by Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to an independent inspector of election, and handled in a manner that protects your voting privacy. The independent inspector of election will count the votes. We have adopted a confidential voting policy which provides that your vote will not be disclosed except: (1) to respond to written comments on the proxy card; (2) as required by law; or (3) in other limited circumstances, such as a proxy contest in opposition to the Board.

--------------------------------------------------------------------------------

WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

    The shares listed on your proxy card represent ALL of your record shares, including the following, as applicable:

    o   shares held in the Cooper Dividend Reinvestment and Stock Purchase Plan;

    o shares held in custody for your account by J.P. Morgan Chase Bank, as Trustee of the Cooper Industries, Inc. Retirement Savings and Stock Ownership Plan ("CO-SAV"); and

    o shares acquired through Cooper's Employee Stock Purchase Plan that are being held in a book-entry account at EquiServe Trust Company N.A., Cooper's transfer agent.

    If you do not properly submit your proxy by one of the three methods described above, your shares (except for CO-SAV) will not be voted. See the question below for an explanation of the voting procedure for CO-SAV shares. If you hold shares in a broker account, you will receive a separate proxy card and instructions from your broker.

--------------------------------------------------------------------------------

HOW IS COOPER STOCK IN CO-SAV VOTED?

    If you hold Cooper Class A common shares through CO-SAV, you must instruct the CO-SAV trustee, J.P. Morgan Chase Bank, how to vote your shares. If you do not properly submit your proxy by one of the three methods described above (or if you submit your proxy with an unclear voting designation, or with no voting designation at all), then the Trustee will vote the shares in your CO-SAV account in proportion to the way the other CO-SAV participants voted their shares. The Trustee will also vote Class A common shares not yet allocated to participants' accounts in proportion to the way that CO-SAV participants voted their shares. CO-SAV votes receive the same confidentiality as all other shares voted.

--------------------------------------------------------------------------------

HOW MANY SHARES CAN VOTE?

    As of the March 3, 2003 record date, 93,247,312 Class A common shares were issued and outstanding. These are the only securities entitled to vote. Each holder of Class A common shares is entitled to one vote for each share held. Cooper's subsidiary, Cooper Industries, Inc., held 1,547,926 Class A common shares on March 3, 2003. A voting agreement requires that the Class A common shares held by Cooper Industries, Inc. will be voted (or abstained from voting) in the same proportion as the Class A common shares held by other shareholders. As a result, the voting of shares held by Cooper Industries, Inc. does not dilute the voting power of other shareholders. Cooper's Class B common shares, which are held by Cooper Industries, Inc., have no vote on the matters presented at this meeting.

--------------------------------------------------------------------------------

WHAT VOTE IS REQUIRED FOR APPROVAL?

    Provided a quorum is present, the election of a director, the appointment of the independent auditors and the approval of each of the shareholder proposals require the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on such matters. Abstentions have the same effect as a vote against the proposal. Broker nonvotes are not counted for purposes of voting, but are counted for purposes of a quorum.

--------------------------------------------------------------------------------

WHAT IS A "QUORUM"?

    A "quorum" is a majority of the issued and outstanding Class A common shares. Shareholders may represent their shares by attending the meeting or their shares may be represented at the meeting by proxy. There must be a quorum for the meeting to be held. If you submit a valid proxy by any of the described methods, even if you abstain from voting, then you will be considered part of the quorum.

--------------------------------------------------------------------------------

WHO CAN ATTEND THE ANNUAL MEETING?

    If you own Cooper shares on March 3, 2003, you may attend the Annual Meeting. Please indicate on your proxy if you plan to attend. If your shares are held through a broker and you would like to attend, please write to Terrance V. Helz, Associate General Counsel and Secretary, Cooper Industries, Ltd., 600 Travis Street, Suite 5800, Houston, Texas 77002, or bring proof of ownership to the meeting.

--------------------------------------------------------------------------------

HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

    Although we do not know of any other business to be considered at the 2003 Annual Meeting, if any other business is presented at the Annual Meeting, your proxy will be voted as determined by the persons voting the proxies.

--------------------------------------------------------------------------------

WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING DUE?

    All shareholder proposals must be submitted in writing to Terrance V. Helz, Associate General Counsel and Secretary, Cooper Industries, Ltd., 600 Travis Street, Suite 5800, Houston, Texas 77002. Any shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders must deliver the proposal to us so that it is received no later than November 15, 2003, to have the proposal included in our proxy materials for that meeting. Shareholder proposals must also meet other requirements of the Securities and Exchange Act of 1934 to be eligible for inclusion. If a shareholder proposal is received after January 29, 2004, the persons voting the proxies may vote in their discretion on such proposal as to all the shares for which they have received proxies for the 2004 Annual Meeting of Shareholders.

--------------------------------------------------------------------------------

WHAT ARE THE COSTS OF THIS PROXY SOLICITATION?

    We have retained Georgeson Shareholder Communications, Inc. to assist in the distribution of proxy materials and solicitation of votes for a fee of $16,000, plus out-of-pocket expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses of forwarding proxy and solicitation materials to shareholders. Our directors, officers and employees may also solicit proxies without additional compensation by letter, telephone or otherwise. We will bear all expenses of solicitation.

--------------------------------------------------------------------------------

                             COOPER STOCK OWNERSHIP

         As of March 3, 2003, there were 26,467 registered holders of Class A common shares. We know of no person who was the beneficial owner of more than five percent of the outstanding shares of any class of voting securities as of that date, other than the following which have filed statements of ownership on
Schedule 13G with the Securities and Exchange Commission.

                                                                                          AMOUNT AND
                                                                                           NATURE OF
                                                                                          BENEFICIAL       PERCENT
      TITLE AND CLASS            NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNERSHIP      OF CLASS
      ---------------            ------------------------------------                     -----------     --------

Class A common shares......      AXA                                                      10,618,371(1)      11.5%
                                 27 Avenue Matignon
                                 75008 Paris, France

Class A common shares......      T. Rowe Price Associates, Inc.                            6,282,748(2)       6.8%
                                 100 E. Pratt Street
                                 Baltimore, MD 21202

Class A common shares......      Barrow, Hanley, Mewhinney & Strauss, Inc.                 4,662,500(3)       5.1%
                                 3232 McKinney Avenue, 15th Floor
                                 Dallas, TX 75204-2429

Class A common shares......      Vanguard Windsor Funds - Vanguard Windsor II Fund         4,650,800(4)       5.1%
                                 100 Vanguard Blvd.
                                 Malvern, PA 19355

----------
(1) Based on Schedule 13G dated February 12, 2003 filed jointly on behalf of AXA Financial, Inc., AXA, and four French mutual insurance companies (AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle) as a group. Individually and as a group, the French mutual insurance companies and AXA have sole voting power over 5,430,048 shares, shared voting power over 1,070,839 shares, sole dispositive power over 10,616,371 shares and shared dispositive power over 2,000 shares. AXA Financial, Inc. has sole voting power over 5,430,048 shares, shared voting power over 1,070,839 shares, sole dispositive power over 10,616,371 shares and shared dispositive power over no shares. The shares are beneficially owned directly by AXA entities or subsidiaries of AXA Financial, Inc. as follows: AXA Rosenberg Investment Management LLC - 2,000 shares; Alliance Capital Management L.P. - 10,615,771 shares; and The Equitable Life Assurance Society of the United States - 600 shares. The addresses of the joint filers are: AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, 370 rue Saint Honore, 75001 Paris, France; AXA Courtage Assurance Mutuelle, 26 rue Louis le Grand, 75002 Paris, France; and AXA Financial, Inc., 1290 Avenue of the Americas, New York, New York 10104.

(2) Based on Schedule 13G dated February 14, 2003 filed by T. Rowe Price Associates, Inc. These securities are owned by various individual or institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole voting power over 1,581,228 shares, shared voting power over no shares, sole dispositive power over 6,282,748 shares and shared dispositive power over no shares.

(3) Based on Schedule 13G dated February 8, 2003 filed by Barrow, Hanley, Mewhinney & Strauss, Inc. Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power over 8,900 shares, shared voting power over 4,653,600 shares, sole dispositive power over 4,662,500 shares and shared dispositive power over no shares.

(4) Based on Schedule 13G dated February 13, 2003 filed by Vanguard Windsor Funds - Vanguard Windsor II Fund. Vanguard Windsor Funds - Vanguard Windsor II Fund has sole voting power over 4,650,800 shares, shared voting power over no shares, sole dispositive power over no shares and shared dispositive power over 4,650,800 shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes. Each class is elected for a term of three years, so that the term of one class of directors expires at every meeting.

         The Board of Directors has nominated four persons for election as directors in the class whose term will expire in April 2006, or when their successors are elected and qualified. The nominees are: Ivor J. Evans, Clifford
J. Grum, Ralph E. Jackson, Jr. and James R. Wilson. All of the nominees are directors and members of the class whose term expires at the meeting, except Mr. Evans who has been nominated to replace Sir Ralph H. Robins as a director. Sir Ralph H. Robins is a director whose term also expires at the 2003 Annual Meeting. He is retiring in accordance with the Board of Directors' retirement policy.

         If any nominee becomes unable to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors. Following is certain information with respect to the persons nominated as directors and the current directors who will continue as directors after the Annual Meeting.

                       NOMINEES FOR TERMS EXPIRING IN 2006

IVOR J. EVANS                      (PHOTO)                  Mr. Evans has been President and Chief Operating
Age 59                                                      Officer of Union Pacific Railroad Company (rail
                                                            carrier) since 1998. He served in various
                                                            executive positions at Emerson Electric Company
                                                            from 1990 until 1998, most recently as Senior Vice
                                                            President, Industrial Components and Equipment. He
                                                            is also a director of Union Pacific Corporation.

CLIFFORD J. GRUM                   (PHOTO)                  Mr. Grum served as Chairman of the Board and Chief
Chairman - Committee on                                     Executive Officer of Temple-Inland Inc. (container and
  Nominations and Corporate                                 containerboard, pulp and paperboard, building products
  Governance                                                and financial services) from 1991 until 2000, when he
Member - Executive                                          retired.  He is also a director of Trinity Industries
  Committee and Management                                  Inc. and Tupperware Corporation.
  Development and
  Compensation Committee
Director since 1982
Age 68

RALPH E. JACKSON, JR.              (PHOTO)                  Mr. Jackson is Deputy Chairman and Chief Operating
Director since 2001                                         Officer of Cooper Industries, Ltd.  He was named
Age 61                                                      Executive Vice President, Operations in 1992, Chief
                                                            Operating Officer in 2001 and Deputy Chairman in
                                                            2002.

JAMES R. WILSON                    (PHOTO)                  Mr. Wilson served as Chairman, President and Chief
Chairman - Audit Committee                                  Executive Officer of Cordant Technologies Inc. from
Member - Management                                         1995 until 2000, when he retired.  He is also a
  Development and                                           director of Goodrich Corporation.
  Compensation Committee and
  Committee on Nominations
  and Corporate Governance
Director since 1997
Age 62

                  PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2004


H. LEE SCOTT                        (PHOTO)                Mr. Scott has been President and Chief Executive
Member - Audit Committee                                   Officer of Wal-Mart Stores, Inc. (discount retailer)
Director since 1999                                        since January 2000.  He has been with Wal-Mart since
Age 53                                                     1979. He served as Executive Vice President,
                                                           Merchandising from 1995 to 1998. He was named
                                                           President and Chief Executive Officer of the
                                                           Wal-Mart Stores Division in 1998, and Vice
                                                           Chairman and Chief Operating Officer in 1999. He
                                                           is also a director of Wal-Mart Stores, Inc.

STEPHEN G. BUTLER                   (PHOTO)                Mr. Butler served as Chairman and Chief Executive of
Member - Audit Committee                                   KPMG, LLP (accounting firm) from 1996 until June 30,
Director since 2002                                        2002 when he retired.
Age 55

DAN F. SMITH                        (PHOTO)                Mr. Smith has served as President and Chief Executive
Member - Audit Committee,                                  Officer of Lyondell Chemical Company (petrochemicals
  Executive Committee and                                  and refining operations) since 1996. Since 1997, he
  Management Development                                   has also served as Chief Executive Officer of Equistar
  and Compensation Committee                               Chemicals, LP, a joint venture company owned 70.5% by
Director since 1998                                        Lyondell. He is also a director of Lyondell Chemical
Age 56                                                     Company.

GERALD B. SMITH                     (PHOTO)                Mr. Smith is Chairman and Chief Executive Officer of
Member - Audit Committee                                   Smith Graham & Company, an investment management firm
Director since 2000                                        that he founded in 1990. He is also a director of
Age 52                                                     Rorento Fund N.V., a Trustee of The Charles Schwab
                                                           Mutual Funds and a member of the Audit Committee
                                                           of Northern Border Partners, L.P.

                  PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2005


WARREN L. BATTS                     (PHOTO)                 Mr. Batts was the Chairman and Chief Executive Officer
Member - Management                                         of Tupperware Corporation (diversified consumer
  Development and                                           products) since its spin-off from Premark
  Compensation Committee and                                International, Inc. in 1996 until his retirement in
  Committee on Nominations                                  1997. He also served as Chairman and Chief Executive
  and Corporate Governance                                  Officer of Premark International, Inc. (food
Director since 1986                                         containers, commercial food equipment, housewares and
Age 70                                                      decorative laminates) from 1986 until 1996 and as
                                                            Chairman of Premark International, Inc. until 1997.
                                                            He is also a director of Methode Electronics, Inc.

ROBERT M. DEVLIN                    (PHOTO)                 Mr. Devlin is Chairman of Curragh Capital Partners
Chairman - Management                                       (venture capital, merchant banking). He was Chairman,
  Development and                                           President and Chief Executive Officer of American
  Compensation Committee                                    General Corporation (financial services) from 1997
Member - Executive                                          until September 2001. He was elected Vice Chairman in
  Committee and Committee on                                1993, was named President in 1995 and Chief Executive
  Nominations and Corporate                                 Officer in 1996, and was elected Chairman in 1997.
  Governance
Director since 1997
Age 62

LINDA A. HILL                       (PHOTO)                 Ms. Hill is a Professor at the Harvard Business
Member - Audit Committee                                    School. She joined the faculty of Harvard Business
Director since 1994                                         School in 1984 as an Assistant Professor in
Age 46                                                      organizational behavior and human resource
                                                            management. She was named Associate Professor in
                                                            1991, Professor in 1995 and the Wallace Brett
                                                            Donham Professor of Business Administration in
                                                            1997. She is also a director of State Street
                                                            Corporation.

H. JOHN RILEY, JR.                  (PHOTO)                 Mr. Riley is Chairman, President and Chief Executive
Chairman - Executive                                        Officer of Cooper Industries, Ltd. He was named
  Committee                                                 President and Chief Operating Officer in 1992, Chief
Director since 1992                                         Executive Officer in 1995 and Chairman in 1996. He
Age 62                                                      is also a director of The Allstate Corporation and
                                                            Baker Hughes Incorporated.

                  INFORMATION ABOUT MANAGEMENT AND ORGANIZATION
                            OF THE BOARD OF DIRECTORS

EXECUTIVE OFFICERS

         The table below contains certain information as of March 3, 2003 with respect to Cooper's present executive officers. All executive officers are elected to terms that expire at the organizational meeting of the Board of Directors, which follows the Annual Meeting of Shareholders.

                                                                                           YEARS OF     OFFICER
     NAME                                 POSITION                                  AGE    SERVICE       SINCE
     ----                                 --------                                  ---   ----------    --------

H. John Riley, Jr. ........  Chairman, President and Chief Executive Officer        62        40         1982
Ralph E. Jackson, Jr. .....  Deputy Chairman and Chief Operating Officer            61        26         1992
Kirk S. Hachigian .........  Executive Vice President and Chief Operating           43         2         2001
                               Officer, Electrical Products
Terry A. Klebe ............  Senior Vice President and Chief Financial              48         8         1995
                               Officer
Diane K. Schumacher .......  Senior Vice President, General Counsel                 49        23         1988
                               and Chief Compliance Officer
David R. Sheil ............  Senior Vice President, Human Resources and             46        17         1996
                               Chief Administrative Officer
Richard J. Bajenski .......  Vice President, Investor Relations                     50        21         1998
Thomas E. Briggs...........  Vice President, Sales and Marketing,                   57        23         2003
                               Cooper Connection
Kenneth V. Camarco ........  Vice President, Business Systems                       39        17         2003
Grant L. Gawronski ........  Vice President, Manufacturing Services                 40         0         2003
                               and Technology
Victoria B. Guennewig .....  Vice President, Public Affairs                         52         4         1999
Terrance V. Helz ..........  Associate General Counsel and Secretary                49        12         2001
Alan J. Hill ..............  Vice President and Treasurer                           58        25         1979
E. Daniel Leightman .......  Vice President, Taxes                                  62        15         1994
Jeffrey B. Levos ..........  Vice President and Controller                          42         3         2000
Robert W. Teets ...........  Vice President, Environmental Affairs and              52        25         1993
                                Risk Management

         All of the executive officers have been employed by Cooper in management positions for more than five years, except Thomas E. Briggs, Grant L. Gawronski, Victoria B. Guennewig, Kirk S. Hachigian, Terrance V. Helz and Jeffrey B. Levos. Thomas E. Briggs served as President of Cooper B-Line from May 2000 when Cooper acquired B-Line until January 2003 and from 1979 to 2000 served as President of B-Line Systems, a division of Sigma-Aldrich Co. Grant L. Gawronski joined Cooper after serving as General Manager, Global Six Sigma Quality, of GE Lighting since 2001 and as General Manager of the Asia Pacific Operations unit at GE Lighting from 1997 to 2001. Victoria B. Guennewig joined Cooper in 1999 after serving as Vice President, Public Affairs, of The Coastal Corporation since 1997. Kirk S. Hachigian joined Cooper in 2001 after serving as President and Chief Executive Officer of the Asia Pacific Operations unit of GE Lighting since 1997. Terrance V. Helz became Secretary of Cooper after serving as Associate General Counsel and Assistant Secretary since 1998. Jeffrey B. Levos joined Cooper in 2000 after serving as Vice President and Controller of The Coastal Corporation since 1997.

SECURITY OWNERSHIP OF MANAGEMENT

         As of February 24, 2003, each director, nominee and each executive officer named in the Summary Compensation Table beneficially owned the number of Cooper Class A common shares listed in the following table. Each of the named individuals owned less than 1%, and all directors and executive officers as a group beneficially owned 2.5% of Cooper's outstanding Class A common shares as of that date.

                                                                                NUMBER OF SHARES
     NAME OF BENEFICIAL OWNER                                                BENEFICIALLY OWNED(1)
     ------------------------                                                ---------------------

         H. John Riley, Jr. ................................................       864,466(2)(3)
         Warren L. Batts ...................................................        26,890(4)(5)
         Stephen G. Butler .................................................           984
         Robert M. Devlin ..................................................         5,700
         Ivor J. Evans .....................................................             0
         Clifford J. Grum ..................................................        24,200
         Linda A. Hill  ....................................................         6,200
         Ralph E. Jackson, Jr. .............................................       344,712(2)(3)
         Sir Ralph H. Robins ...............................................         6,728(5)
         H. Lee Scott ......................................................         6,555(5)
         Dan F. Smith ......................................................         9,458(5)
         Gerald B. Smith  ..................................................         1,039
         James R. Wilson  ..................................................        13,777(5)
         Kirk S. Hachigian  ................................................       149,301(6)
         D. Bradley McWilliams .............................................       185,321(2)(3)
         Diane K. Schumacher ...............................................       130,994(3)

         All Directors and Executive Officers as a Group ...................     2,340,766(2)(3)

----------
(1) Includes shares held by executive officers in the Cooper Industries, Inc. Retirement Savings and Stock Ownership Plan. Also includes shares issuable upon the exercise of options granted under either the Stock Incentive Plan or the Directors' Stock Plan that are exercisable within a period of 60 days from February 24, 2003, as follows: Mr. Riley - 624,833 shares; Mr. Batts - 4,000 shares; Mr. Devlin - 2,000 shares; Mr. Grum - 3,000 shares; Ms. Hill - 4,000 shares; Mr. Jackson - 271,833 shares; Sir Ralph Robins - 4,000 shares; Mr. D. Smith - 1,000 shares; Mr. Wilson - 3,000 shares; Mr. Hachigian - 123,333 shares; Mr. McWilliams - 133,233 shares; Ms. Schumacher - 101,732 shares; and all directors and executive officers as a group - 1,727,619 shares.

(2) Includes shares the receipt of which has been deferred pursuant to the Stock Incentive Plan and the Executive Restricted Stock Incentive Plan, as follows: Mr. Riley - 134,713 shares; Mr. Jackson - 57,788 shares; Mr. McWilliams - 19,635 shares; and all executive officers as a group - 240,204 shares.

(3) Includes shares the receipt of which has been deferred pursuant to the Management Annual Incentive Plan, as follows: Mr. Riley - 10,374 shares; Mr. Jackson - 2,345 shares; Mr. McWilliams - 4,187 shares; Ms. Schumacher - 2,607 shares; and all executive officers as a group - 20,532 shares.

(4) Includes 17,200 shares held in a trust for which Mr. Batts is the settlor and trustee and for which a member of his family is the beneficiary. Mr. Batts has sole voting and investment power with respect to these shares.

(5) Includes shares the receipt of which has been deferred by the directors under the Directors' Stock Plan and the Directors' Retainer Fee Stock Plan, as follows: Mr. Batts - 5,690 shares; Sir Ralph Robins - 1,048 shares; Mr. Scott - 6,155 shares; Mr. D. Smith - 7,658 shares; and Mr. Wilson - 9,077 shares.

(6) Includes 15,000 shares issuable within a period of 60 days from February 24, 2003, upon the lapse of restrictions on restricted stock units.

MEETINGS OF THE COOPER BOARD AND ITS COMMITTEES

     Our Board of Directors met on five occasions during 2002. All of the directors attended 75% or more of the meetings of the Board and the Committees of the Board on which they served, except Mr. Scott.

   Audit Committee

     The Audit Committee, which consists of all independent directors, held five meetings during 2002. The Committee's principal responsibilities are to:

     o Confer with management and the independent auditors regarding financial reporting issues and practices.

     o Review SEC filings, including the annual financial statements and the annual report on Form 10-K.

     o Appoint, subject to shareholder approval, the independent auditors and review the auditors' independence, scope of annual audit and audit results.

     o Review the internal audit program and the corporate compliance program including compliance with Cooper's Code of Ethics and Business Conduct.

     o    Review the accounting principles and policies of Cooper.

   Executive Committee

     The Executive Committee, which is authorized to act on behalf of the full Board between regular meetings of the Board, held no meetings in 2002.

   Finance Committee

     The Finance Committee, which consisted of all independent directors, held two meetings during 2002. The Committee's principal responsibilities were to:

     o Review Cooper's financial objectives, capital structure, financing arrangements and similar matters of a financial nature.

     o    Make recommendations to the Board regarding dividends.

     o    Review pension plan asset management.

     In November 2002, the Finance Committee was dissolved in order to simplify the Board Committee structure. The Management Development and Compensation Committee assumed oversight responsibility for reviewing pension plan asset management and the Board now directly handles the balance of the responsibilities that were delegated to the Finance Committee.

   Management Development and Compensation Committee

     The Management Development and Compensation Committee, which consists of all independent directors, held two meetings during 2002. The Committee's principal responsibilities are to:

     o Establish corporate compensation policies, including determining base salary and annual and long-term incentive awards for executive officers and other key employees.

     o Establish specific performance goals and objectives to be used to evaluate performance over a given period.

     o Evaluate the performance of executive officers and other key employees to determine whether performance goals and objectives have been attained and awards have been earned.

     o Determine stock option and long-term performance share grants to employees.

     o Review compliance with stock ownership guidelines for executive officers and other key employees.

     o    Review succession planning and executive development.

   Committee on Nominations and Corporate Governance

     The Committee on Nominations and Corporate Governance, which consists of all independent directors, held four meetings in 2002. The Committee's principal responsibilities are to:

     o Recommend nominees for election to the Board and Committee assignments.

     o    Review and recommend action on shareholder proposals.

     o    Review corporate governance principles.

     o Consider shareholder recommendations for nominees for election to the Board. (Shareholders must submit such recommendations in writing to Terrance V. Helz, Associate General Counsel and Secretary, Cooper Industries, Ltd., 600 Travis Street, Suite 5800, Houston, Texas 77002.)

                        EXECUTIVE MANAGEMENT COMPENSATION

         The following table presents information about compensation paid or accrued for services by the Chief Executive Officer and our four most highly compensated executive officers (the "Named Executives") for fiscal years 2000, 2001 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                    ------------------------------------------
                                     ANNUAL COMPENSATION (1)                  AWARDS                PAYOUTS
                               ----------------------------------   ---------------------------   ------------
             (A)               (B)        (C)             (D)           (F)            (G)            (H)            (I)
                                                                     RESTRICTED     SECURITIES                       ALL
                                                                       STOCK        UNDERLYING       LTIP           OTHER
          NAME AND                       SALARY          BONUS         AWARDS        OPTIONS        PAYOUTS      COMPENSATION
     PRINCIPAL POSITION        YEAR       ($)             ($)          ($)(2)          (#)           ($)(3)         ($)(4)
----------------------------   ----   ------------   ------------   ------------   ------------   ------------   ------------

Riley, Jr., H. J. -            2002   $    970,000   $    943,500   $  2,787,200        414,000   $          0   $     43,650
Chairman, President and        2001        965,000              0              0        162,500              0         85,388
Chief Executive Officer        2000        910,000        932,500              0        150,000      1,258,351         72,671

Jackson, Jr., R. E. - Deputy   2002        555,000        440,000              0        240,000              0         24,975
Chairman and Chief Operating   2001        525,000              0              0         80,000              0         37,573
Officer                        2000        479,063        344,400              0         60,000        460,361         35,350


Hachigian, K.S. - Executive    2002        413,750        275,000      1,045,200         90,000              0         27,619
Vice President and Chief       2001        283,333        700,000      2,076,000        140,000              0         12,750
Operating Officer,
Electrical Products (5)

McWilliams, D. B. - Senior     2002        397,833        210,000              0        100,000              0         17,903
Vice President and Chief       2001        385,917              0              0         33,300              0         17,366
Financial Officer (6)          2000        368,500        235,700              0         26,000        306,907         25,686

Schumacher, D. K. - Senior     2002        344,000        210,000        836,160         70,200              0         15,480
Vice President, General        2001        327,500              0              0         27,500              0         22,254
Counsel and Chief Compliance   2000        306,500        208,800              0         20,000        245,516         21,722
Officer

----------------

(1) Column (e) "Other Annual Compensation" has been omitted since there are no amounts to report. The aggregate amount of perquisites and other personal benefits for any Named Executive does not exceed $50,000 or 10% of the total of annual salary and bonus for any such Named Executive.

(2) Restricted stock award values in the table above are based on the closing price of Cooper Class A common shares on the New York Stock Exchange on the date of grant. Based on the closing price of Cooper Class A common shares on the New York Stock Exchange on December 31, 2002, the number and value of the aggregate restricted stock unit holdings of each of the Named Executives on such date were as follows: H.J. Riley, Jr. - 80,000 units ($2,916,000); K.S. Hachigian - 75,000 units ($2,733,750); and D.K.
     Schumacher - 24,000 units ($874,800). The restricted stock units granted to Mr. Riley in 2002 vest in December 2005 upon his retirement at age 65. The restricted stock units granted to Mr. Hachigian in 2002 vest in December 2006. The 60,000 restricted stock units granted to Mr. Hachigian in 2001 replace restricted stock grants forfeited upon his resignation from his prior employer and vest as follows: 15,000 units in each of April 2002 and 2003; 12,500 units in each of April 2004 and December 2005; and 5,000 units in April 2006. The 24,000 restricted stock units granted to Ms. Schumacher in 2002 vest as follows: 8,000 units in each of December 2004, 2005 and 2006. Dividend equivalents relating to cash dividends paid by Cooper are paid in cash on restricted stock units for which restrictions have not yet lapsed.

(3) Represents performance-based shares that were earned by the Named Executives under the Stock Incentive Plan in 2000, the last year of a four-year performance period ending on December 31, 2000.

(4) The figures in column (i) for 2002 include Cooper's contributions to the Cooper Industries, Inc. Retirement Savings and Stock Ownership Plan and to the Cooper Industries, Inc. Supplemental Excess Defined Contribution Plan, respectively, as follows: H. J. Riley, Jr. $3,638 and $40,012; K.S. Hachigian $7,500 and $20,119; R. E. Jackson, Jr. $5,203 and $19,772; D.B.
     McWilliams $3,406 and $14,497; and D. K. Schumacher $3,172 and $12,308.

(5) The $700,000 bonus for 2001 consists of payments to replace compensation and other benefits that Mr. Hachigian lost when leaving his previous employer to join Cooper.

(6) Effective December 31, 2002, Mr. McWilliams resigned as Senior Vice President and Chief Financial Officer, in anticipation of his planned retirement on April 1, 2003.

                                  STOCK OPTIONS

     The following table presents information about stock option grants to the Named Executives in the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                           Individual Grants
                            ------------------------------------------------
                                              Percent of
                              Number of         Total
                             Securities        Options
                             Underlying       Granted to       Exercise or                        Grant Date
                               Options        Employees in      Base Price       Expiration         Present
           Name               Granted(#)      Fiscal Year       ($/Sh)(1)          Date(2)        Value($)(3)
           (a)                   (b)              (c)              (d)               (e)              (f)
-------------------------   --------------   --------------   --------------   --------------   --------------

Riley, Jr., H. J ........       414,000            14.75      $     35.21        2/29/2012      $  3,875,040
Jackson, Jr., R. E ......       240,000             8.55            35.21        2/29/2012         2,246,400
Hachigian, K.S ..........        90,000             3.21            35.21        2/29/2012           842,400
McWilliams, D. B ........       100,000             3.56            35.21        2/29/2012           936,000
Schumacher, D. K ........        70,200             2.50            35.21        2/29/2012           657,072

------------

(1) The exercise price of each option is equal to the fair market value of Cooper's Class A common shares on the date of grant of the option.

(2) Options become one-third exercisable one year after the date of grant, two-thirds exercisable two years after the date of grant, and fully exercisable three years after the date of grant. An optionee may make lifetime transfers of nonqualified stock options to certain family members and trusts.

(3) The Black-Scholes option pricing model was used assuming a dividend yield of 3.9%, a risk-free interest rate of 4.8%, an expected stock price volatility based on historical experience of 33.0% and an expected option life based on historical experience of seven years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price on the date the option is exercised over the exercise price.

         The following table presents information about options exercised during 2002 and the unexercised stock options held at December 31, 2002 by the Named Executives.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                             Number of Securities
                                                            Underlying Unexercised          Value of Unexercised
                              Shares                               Options                  In-the-Money Options
                             Acquired         Value         at Fiscal Year-End (#)         at Fiscal Year-End ($)
                                On          Realized($)    Exercisable/Unexercisable     Exercisable/Unexercisable
         Name                Exercise(#)       (a)            (b)            (c)            (d)             (e)
-------------------------   ------------   ------------   ------------   ------------   ------------   ------------
                                                           Exercisable   Unexercisable  Exercisable    Unexercisable
                                                          ------------   -------------  ------------   -------------

Riley, Jr., H. J ........              0   $          0        382,665        572,335   $          0   $    397,440
Jackson, Jr., R. E ......              0              0        145,165        313,335              0        230,400
Hachigian, K.S ..........              0              0         46,666        183,334         62,066        210,534
McWilliams, D. B ........              0              0         80,133        130,867              0         96,000
Schumacher, D. K ........              0              0         62,499         95,201              0         67,392



         The following table provides information as of December 31, 2002 with respect to our equity compensation plans pursuant to which options, restricted stock units or other rights to acquire shares may be granted.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                      Number of securities
                                                                                                     remaining available for
                                            Number of securities to       Weighted-average exercise   future issuance under
                                            be issued upon exercise         price of outstanding     equity compensation plans
                                            of outstanding options,         options, warrants and     (excluding securities
                                              warrants and rights                  rights             reflected in column (a))
                                            -----------------------       -------------------------  -------------------------
                                                      (a)                            (b)                       (c)
                                            -----------------------       -------------------------  -------------------------
Equity compensation plans approved
by security holders ...................              8,623,168(1)       $              40.76(2)               5,470,363(3)

Equity compensation plans not
approved by security holders ..........                      0                           N/A                    494,680(4)


Total .................................              8,623,168          $              40.76(2)               5,965,043

(1) Includes (a) shares earned, the receipt of which has been deferred under Cooper plans as follows: Executive Restricted Stock Incentive Plan - 156,481 shares; Stock Incentive Plan - 124,123 shares; Management Annual Incentive Plan - 20,532 shares; Directors' Stock Plan
         - 5,190 shares; and Directors' Retainer Fee Stock Plan - 23,455 shares; and (b) 628,884 performance-based share awards that are issuable to the extent set performance goals are achieved and 287,600 restricted stock unit awards that are issuable upon vesting under the Stock Incentive Plan.

(2) Weighted average exercise price of outstanding options excludes the shares referred to in note 1 above.

(3) Includes 2,423,976 shares available for future issuance under the Employee Stock Purchase Plan.

(4) Consists of shares available for issuance under the Cooper (UK) Employee Share Purchase Plan, which was approved by the Board of Directors on February 9, 2000. The exercise price for options granted under the plan is 85% of the market price of Cooper Class A common shares on the grant date. The plan allows Cooper employees residing in the United Kingdom to apply payroll deductions to the purchase of shares by exercising options granted under the plan.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG COOPER
           INDUSTRIES, LTD., S&P 500 AND COOPER INDUSTRIES PEER GROUP

         The following graph compares the total shareholder return on Cooper's Class A common shares for the five-year period December 31, 1997 through December 31, 2002 to the total returns for the same period of the Standard & Poor's 500 Stock Index and a Cooper Peer Group Index. The cumulative total return is based upon an initial investment of $100 on December 31, 1997 with dividends reinvested.

         We currently operate in two primary business areas: electrical products and tools and hardware. The Cooper Peer Group Index consists of corporations whose businesses are representative of these business segments. In April 2002 one of the companies previously included in the Cooper Peer Group Index, U.S. Industries, sold its lighting products business to another of our peers. As a result, U.S. Industries is no longer representative of our business segments. Acuity Brands, Inc., formerly the lighting products division of National Service Industries, was formed as a separate publicly traded company in November 2001. Accordingly, we have replaced U.S. Industries with Acuity Brands, Inc. in the Cooper Peer Group Index. Because of this change, both the old Cooper Peer Group Index and the new Cooper Peer Group Index are included in the following graph. The other members of our Peer Group Index are: (1) Danaher Corporation, (2) Emerson Electric Co., (3) Hubbell Incorporated (Class B), (4) The Stanley Works and (5) Thomas and Betts Corporation. The Cooper Peer Group has been weighted in accordance with each corporation's market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each of the five years covered by the performance graph. The weighted return for each year is the sum of the products obtained by multiplying (a) the percentage that each corporation's market capitalization represents of the total market capitalization for all corporations in the Index for such year by (b) the total shareholder return for that corporation for such year.

                             CUMULATIVE TOTAL RETURN
          BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1997
                            WITH DIVIDENDS REINVESTED


                                     (CHART)

                                    DEC-97          DEC-98           DEC-99           DEC-00           DEC-01           DEC-02
                                 ----------       ----------       ----------       ----------       ----------       ----------
COOPER INDUSTRIES LTD            $   100          $   100          $    87          $   103          $    81          $    88
S&P 500(R)                       $   100          $   129          $   156          $   141          $   125          $    97
OLD CUSTOM COMPOSITE INDEX       $   100          $   104          $    97          $   127          $   106          $   100
(6 STOCKS)
NEW CUSTOM COMPOSITE             $   100          $   108          $   101          $   134          $   112          $   107
INDEX  (6 STOCKS)

         The following graph is offered as an additional measure of Cooper's stock price performance in recent years. The graph compares Cooper's return with the return from an equal investment in the Cooper Peer Group made at the beginning of the five-year period ended December 31, 2002, adjusted for dividend reinvestments, but with no adjustment for changes in market capitalization.

                             CUMULATIVE TOTAL RETURN
          BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1997
                            WITH DIVIDENDS REINVESTED
                                    (CHART)


                                   DEC-97           DEC-98           DEC-99           DEC-00           DEC-01           DEC-02
                                 ----------       ----------       ----------       ----------       ----------       ----------
COOPER INDUSTRIES LTD            $   100          $   100          $    87          $   103          $    81          $    88
OLD NON-WEIGHTED CUSTOM          $   100          $    94          $    84          $    82          $    77          $    75
COMPOSITE INDEX (6 STOCKS)
NEW NON-WEIGHTED CUSTOM          $   100          $   101          $    93          $    99          $   111          $   110
COMPOSITE INDEX (6 STOCKS)

***PEER GROUP NOT WEIGHTED BY MARKET CAP

                MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

RESPONSIBILITIES OF THE COMMITTEE

         The Management Development and Compensation Committee (the "Committee") establishes compensation programs for our executive officers that are designed to benefit the long-term interests of Cooper and its shareholders. The Committee also reviews the performance of our executive officers and other key executives every year. The Committee conducts a complete review of management performance, succession planning and executive development at least once every three years.

COMPENSATION PHILOSOPHY

         The Committee's policy is to compensate and reward executive officers and other key executives based on the combination of some or all of the following factors, depending on the executive's responsibilities: corporate performance, business unit performance and individual performance. The Committee evaluates corporate performance and business unit performance by reviewing the extent to which Cooper has accomplished strategic business objectives, such as sales growth, improved profitability, cash flow and management of working capital. The Committee evaluates individual performance by comparing actual accomplishments to the objectives established under Cooper's Management Development and Planning Program.

         The Committee assesses individual performance as follows:

         o At the beginning of each performance period, the Committee establishes specific objectives to be used as the basis for evaluating the executive's performance.

         o During the performance period, the Committee holds periodic discussions on the status of performance objectives.

         o At the end of the performance period, the Committee reviews the executive's progress on the performance objectives so that there is a clear understanding of what the executive has accomplished.

         o The Committee determines increases in base salary and annual cash incentive awards based on actual accomplishments during the performance period.

         o The Committee determines long-term stock incentive awards based on our sustained earnings per share performance over a four-year period.

         The Committee also takes into account the compensation practices of comparable manufacturing companies (as described below) to ensure that Cooper is able to attract, retain and reward executive officers whose contributions are critical to our long-term success.

         In developing and administering Cooper's executive compensation program, the Committee receives advice and counsel from Frederic W. Cook & Company, an executive compensation consulting firm. From time to time, the Committee also seeks independent advice on executive compensation from other executive compensation consultants regarding the design, administration and competitiveness of Cooper's programs. Most recently, in 2001 and 2002, the Committee consulted with The Hay Group for this purpose.

         There are three major components of Cooper's executive compensation program: a base salary, an annual cash bonus and long-term stock incentive awards.

ANNUAL COMPENSATION

     Base Salary

         The Committee sets the base salary range for each executive officer using the Hay Group Inc. Job Evaluation System, which provides a comparative assessment of know-how, problem-solving and accountability factors in the job rating process. The Committee also considers the competitiveness of the base salary because the Committee believes it is critical to Cooper's success to attract and retain the best qualified executives. The Committee uses the annual Hay Survey of Compensation Practices to set the salary ranges for executive officers. In 2002, the Hay Survey of Compensation Practices included 286 industrial companies with revenues in excess of $1 billion. The Committee believes that using this broad group of companies to establish salary levels is more appropriate than using a smaller group, such as the peer group used in the share performance graph, because it minimizes the effect of any one company on the average.

         The Committee's policy is to: (1) establish a salary range for the Chief Executive Officer and the other executives named in the Summary Compensation Table (the "Named Executives"); (2) set the midpoint of the range near the average of the Hay Survey; and (3) pay compensation within the established range. The Committee takes into account the individual's duties, responsibilities, work experience, impact on the business and individual performance when setting each executive's actual base salary. The Committee verifies the Hay data through use of a separate compensation study, known as the Total Compensation Measurement, which includes information on 343 companies compiled by Hewitt Associates. During 2002, the actual base salaries for the Named Executives approximated the 50th percentile of the Hay Survey.

         The Committee typically reviews salaries of senior executive officers at 12- to 15-month intervals, depending on individual performance and position in the salary range. The Committee makes base salary adjustments primarily based on individual performance with due consideration given to immediate past performance and business decisions that impact our future growth and economic stability.

     Annual Incentive Compensation

         The Management Annual Incentive Plan ("MAIP") is a bonus plan for senior executives that is designed to link executive compensation to achievement of our short-term business objectives. The maximum annual award that may be granted to a participant under the MAIP is $2.5 million. The Committee may pay awards earned in cash or in Cooper Class A common shares or a combination of cash and shares. Subject to the Committee's approval, a participant in the MAIP may request to have all or a portion of his or her award paid in shares of Cooper stock.

         In February 2002, the Committee established the performance goals and maximum bonus opportunities under the MAIP for Named Executives and for other executive officers. The performance goals were based upon actual results compared to budgeted performance for 2002 on two financial measures: (1) earnings per share; and (2) free cash flow. Under the MAIP, the Committee has discretion to adjust the amount of any award that would otherwise be payable upon achievement of the performance goals based on its assessment of an individual's actual performance.

         In February 2003, the Committee determined results under the MAIP for 2002 and awarded bonuses to the Named Executives and other executive officers at an average of 55.5% of bonus opportunity. The Committee credited management with achieving solid earnings performance despite a challenging economic environment through a combination of strategic initiatives and stringent cost controls. The Committee also recognized the Company's record cash flow performance accomplished through operating efficiencies, inventory reductions and improved management of working capital and receivables. The bonus amounts for each of the Named Executives are shown in column (d) of the Summary Compensation Table.

LONG-TERM EQUITY BASED COMPENSATION

     Stock Incentive Compensation

         The Committee provides stock incentives to executive officers that are tied to the long-term performance of Cooper in order to link the executive's interests to those of the shareholders and to encourage stock ownership by executives.

         In November 1995, the Committee adopted the Stock Incentive Plan ("Stock Plan"), which was approved by Cooper's shareholders in April 1996. The Stock Plan provides for the granting of stock options and performance-based share awards to the Named Executives and other key executives. Annually, the Committee determines the number of options and/or performance-based share awards granted based on actual compensation, assumptions relating to stock price and earnings growth, and recommendations from Frederic W. Cook & Co., a compensation consulting firm that advises the Committee on competitive practices among comparable manufacturing companies. The Committee believes that the stock options and performance-based share awards granted under the Stock Plan provide a significant link between the compensation of the Named Executives and other key executives on the one hand and Cooper's long-term goals and shareholders' interests on the other.

         In February 1999, the Committee granted performance-based share awards under the Stock Plan to the Named Executives and other key executives for a four-year performance period beginning on January 1, 1999 and ending on December 31, 2002. The Committee set performance goals tied to cumulative compound growth in earnings per share during the performance period. The Committee determined that compound earnings per share growth over the period of at least 6% was required before any award would be earned and at least 15% was required for a payout at the maximum level.

         In February 2003, the Committee determined that the cumulative increase in Cooper's operating earnings per share during the four-year performance period ending December 31, 2002 was below the level for any shares to be awarded. As a result, based on the performance criteria established in 1999, the Committee determined that no shares were earned by the Named Executives or other executive officers under the four-year performance cycle ending on December 31, 2002.

         In February 2002, the Committee granted stock options to the Named Executives under the Stock Plan. The Committee also granted stock options to other executives and middle and upper level management employees. The stock options expire ten years after the date of grant and become exercisable over a three-year period with one-third vesting in each successive year so that the option is fully exercisable after three years. The options granted in February 2002 have an exercise price equal to the fair market value on the date of grant, which was $35.21 per share. In February 2002, the Committee elected not to award performance-based share awards to the Named Executives or to any other executive officers or management employees.

         The Stock Plan also provides for the granting of restricted stock awards to the Named Executives and other key executives. Restricted stock may be awarded in such numbers and at such times as the Committee determines. In February 2002, the Committee awarded restricted stock grants to certain of the Named Executives, including the Chief Executive Officer, in order to provide financial incentives to remain in the employ of Cooper for a period of 3 to 5 years to ensure management continuity. The Committee believes that management continuity is vital to the Company's long-term success, particularly in view of the significant issues confronting Cooper from the uncertain economic environment and the Federal-Mogul bankruptcy issue. The restricted awards to certain of the Named Executives and other key executives will be forfeited in the event the executive terminates employment before restrictions lapse.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Riley did not receive a salary increase in 2002. His most recent salary increase occurred in February 2001.

         In February 2003, under the MAIP, the Committee awarded Mr. Riley a cash bonus of $943,500 after reviewing Cooper's performance and the performance goals established under the MAIP for 2002. Specific accomplishments during 2002 included solid financial results in a challenging economic environment, record cash flows from operational enhancements, inventory reductions and improved management of working capital and receivables. The Committee also recognized Mr. Riley's leadership in dealing with issues related to the Federal-Mogul bankruptcy as well as steps taken to position the Company for future growth through initiatives such as the Cooper Connection distribution relationship program.

         Also in February 2003, the Committee determined that Mr. Riley earned no performance shares from the performance-based stock award granted in 1999 under the Stock Plan.

         In 2002, the Committee granted 414,000 stock options and 80,000 restricted stock units to Mr. Riley under the Stock Plan. The options are shown on the table "Option Grants in Last Fiscal Year" on page 13 and the restricted stock units are shown on the Summary Compensation Table on page 12. The Committee determined the number of option shares and restricted stock units awarded to Mr. Riley using the same criteria as for other executive officers and with the advice of Frederic W. Cook & Co., a compensation consulting firm. The Committee believes that the stock options granted to Mr. Riley are competitive with awards provided to chief executive officers of other industrial companies in the Hay Survey of Compensation Practices and other compensation studies used by the Committee to establish compensation policies. Through the stock options and restricted stock awards, a significant portion of Mr. Riley's compensation is tied directly to our financial performance and overall return to shareholders.


STOCK OWNERSHIP GUIDELINES

         Effective January 1, 1996, the Committee established stock ownership guidelines for executive officers and certain other key executives as a way to align more closely the interests of the key executives with those of the shareholders. These key executives were required to make continuing progress toward compliance with the guidelines during the five-year period beginning January 1, 1996 and to fully comply with the guidelines by December 31, 2000.

Any officers appointed after January 1996 are subject to the guidelines and have a period of five years from appointment to comply. The guidelines are as follows:

         o        Chief Executive Officer -- 4.5 times base salary

         o Other Senior Officers, including those other officers named in the Summary Compensation Table - 3 times base salary

         o        Other officers and division presidents - 1.5 times base salary

         At its February 2003 meeting, the Committee reviewed the progress of covered executives relative to compliance with the stock ownership guidelines and determined that all of the Named Executives are currently in compliance with the guidelines.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS

         The Committee has reviewed the provisions of the Omnibus Budget Reconciliation Act of 1993 and the regulations issued under the Act that impose a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid to its five most highly compensated officers. The Committee believes that the bonuses paid pursuant to the MAIP and the awards and options granted pursuant to the Stock Plan will qualify as "performance-based" compensation and will meet the requirements of the current tax law and Internal Revenue Service regulations so as to preserve the tax deductibility of all executive compensation.

                  Robert M. Devlin, Chairman               Sir Ralph H. Robins
                  Warren L. Batts                          Dan F. Smith
                  Clifford J. Grum                         James R. Wilson

                           OTHER COMPENSATION MATTERS

PENSION BENEFITS

         Upon retirement, the Named Executives may be entitled to retirement benefits from the Salaried Employees' Retirement Plan of Cooper Industries, Inc. ("Cooper Retirement Plan"), the Cooper Industries, Inc. Supplemental Excess Defined Benefit Plan ("Supplemental Plan") and the Crouse-Hinds Officers' Disability and Supplemental Pension Plan ("Crouse-Hinds Officers' Plan").

         Under the Cooper Retirement Plan, Cooper credits the individual's plan account four percent of each year's total compensation up to the Social Security wage base for the year, plus eight percent of each year's total compensation that exceeds the Social Security wage base. For this purpose, total compensation is cash remuneration paid by Cooper to or for the benefit of a member of the Cooper Retirement Plan for services rendered while an employee. For the Named Executives, the total compensation is shown in columns (c) and (d) of the Summary Compensation Table. However, neither performance-based share awards shown in column (h) of the Summary Compensation Table nor deferred compensation is included in total compensation for purposes of the Cooper Retirement Plan. This formula for determining benefit credits became effective on July 1, 1986.

         Benefits for service through June 30, 1986 were determined based on the retirement plan formula then in effect and converted to initial balances under the Cooper Retirement Plan. The participant receives interest credits on both initial balances and pay-based credits for benefits earned after July 1, 1986 until the participant begins to receive benefit payments. The Plan's interest credit rate for 2002 was 2.25% and will be 1.5% for 2003. The participant may elect to receive benefits at retirement payable in the form of an escalating annuity, a level annuity with or without survivorship or a lump-sum payment.

         The Supplemental Plan is an unfunded, nonqualified plan that provides to certain employees, including the Named Executives, Cooper Retirement Plan benefits that cannot be paid from a qualified, defined benefit plan because of Internal Revenue Code restrictions. The Supplemental Plan also provides benefits equal to what would have been paid under the Cooper Retirement Plan on amounts of deferred compensation had those amounts not been deferred. The Crouse-Hinds Officers' Plan is an unfunded, nonqualified plan that we assumed following the acquisition of Crouse-Hinds Company. Mr. Riley may receive benefits under the Crouse-Hinds Officers' Plan in addition to amounts payable under our other retirement plans.

                                PENSION BENEFITS

                                  Credited             Year              Annual
                                Service as of       Individual         Estimated
                                  January 1,        Reaches Age      Benefit at Age
                                    2003                65                  65
                                ------------       ------------       ------------

Riley, Jr., H. J ........               40.2               2005       $    841,000
Jackson, Jr., R. E ......               27.0               2006            148,000
Hachigian, K.S ..........                1.8               2024            145,000
McWilliams, D. B.(1) ....               31.1               2006            111,000
Schumacher, D. K ........               22.9               2018            134,000

----------

(1) Mr. McWilliams announced his retirement from the Company effective April 1, 2003. The annual estimated benefit for Mr. McWilliams is based on his age of 61 years as of his retirement date.

         For each Named Executive, the table above shows current credited years of service, the year each reaches age 65, and the projected annual pension benefit at age 65 under the Cooper Retirement Plan, the Supplemental Plan and the Crouse-Hinds Officers' Plan. The projected annual pension benefit is based on the following assumptions: benefits paid on a straight-life annuity basis; continued compensation at the 2002 levels; and an interest credit rate of 1.5%.


CHANGE IN CONTROL ARRANGEMENTS

     Management Continuity Agreements

         Cooper has Management Continuity Agreements with the Named Executives and certain other key executives. The purpose of the agreements is to encourage the executives to carry out their duties when there is a possibility of a change in control of Cooper. The agreements are not ordinary employment agreements and do not provide any assurance of continued employment.

         If, during the two-year period following a change in control, Cooper or its successor terminates the executive's employment other than for "cause" or the executive voluntarily terminates employment for "good reason" (as such terms are defined in the agreements), the executive shall receive a lump-sum cash payment equal to a multiple (3x in the case of the Chief Executive Officer, Chief Operating Officer and Senior and Executive Vice Presidents and 2x in the case of the other key executives) of the sum of the executive's salary and bonus, together with the continuation of employee benefits for the number of years equal to the multiplier used to calculate the lump-sum severance payment. The executive would also receive a pro rata payment of his or her target bonus for the year of termination and a lump-sum payment equal to the incremental benefits and contributions that the executive would have received under Cooper's various retirement and savings plans for the number of years equal to their multiplier, taking into account the severance benefits received by the executive. Finally, the agreements provide for a tax gross-up of any excise tax due under the Internal Revenue Code for these types of agreements.

     Management Annual Incentive Plan

         The Named Executives participate in the Management Annual Incentive Plan, which provides an annual bonus opportunity and is designed to tie annual incentive compensation to overall corporate and individual performance. Under the Plan, which is administered by the Management Development and Compensation Committee of the Board (the "Committee"), bonuses are based upon performance goals set by the Committee in February of the bonus year. The Committee may make the award in cash or stock or a combination of both. The Plan provides that upon a change in control of Cooper, all outstanding awards will be deemed earned on a pro rata basis at the target level and will be paid in cash to each eligible executive.

     Stock Incentive Plan

         The Named Executives have been granted stock options, restricted stock units and performance-based share awards under the Stock Incentive Plan ("Stock Plan"). Options granted under the Stock Plan vest over a period of three years and have a 10-year term. Restricted stock units vest pursuant to schedules approved by the Committee.

Upon vesting, the restrictions on the stock units lapse and the holder is issued one unrestricted Class A common share per restricted stock unit. Dividend equivalents relating to cash dividends paid by Cooper are paid in cash on restricted stock units prior to vesting. Performance-based share awards granted under the Stock Plan may be earned based on achievement over a specified period of performance goals established by the Committee. At the end of the performance period, performance shares earned, if any, are issued and cash equal to the dividends on the performance shares is paid. The Stock Plan provides that upon a change in control of Cooper, all options will be canceled and Cooper will make a cash payment to the Named Executives equal to the difference in the fair market value of Cooper Class A common shares (or the highest price actually paid for the stock in connection with the change in control, if higher) and the option price. In addition, all outstanding performance shares will be deemed earned at the target level, all restrictions will lapse on any outstanding restricted stock units, and the Named Executives shall receive such form of consideration as they would have received had they been the owner of record of the performance shares and the shares representing restricted stock units at the time of the change of control plus a cash payment for accrued dividends on the performance shares.

DIRECTOR COMPENSATION

         Cooper pays nonemployee directors an annual retainer fee of $45,000. In addition, nonemployee directors are paid meeting attendance fees of $1,000 for regular committee meetings and $2,000 for special Board or committee meetings. An additional annual retainer of $6,000 is paid to each nonemployee chairman of a standing committee. The Board has established a stock ownership guideline of three times the annual retainer for each director.

         In lieu of receiving the annual retainer and meeting fees in cash, each nonemployee director may elect, under the Directors Deferred Compensation Plan, to defer receipt of such amounts until a date determined by the director or until retirement from the Board. Alternatively, each nonemployee director may elect to receive all or a portion of the annual retainer fee and meeting fees in Cooper Class A common shares instead of cash, under the Directors' Retainer Fee Stock Plan, which was approved by shareholders in April 1998. The Directors' Retainer Fee Stock Plan also provides that each nonemployee director may elect to defer the receipt of all or a portion of the shares of Cooper stock otherwise payable under the Plan.

         Prior to February 1996, under the Cooper Industries, Inc. Directors Retirement Plan, any director with at least 10 years of service as a director (counting a fractional year as a full year), or any director who retired in accordance with the Board's director tenure policy, was entitled to receive a benefit amount equal to the annual basic retainer for nonemployee directors in effect at the time of retirement, exclusive of any special compensation for services as a committee chairman or attendance at meetings. The benefit amount was payable annually in January for the preceding year, or quarterly if elected, for the number of years in which the director served on the Board (counting a fractional year as a full year), with payment to cease with the death of the retired director. In February 1996, the Board terminated the Plan and no additional benefits have accrued after April 30, 1996. However, any benefits accrued under the Plan at that time were grandfathered.

         Under the Directors' Stock Plan, which was approved by the shareholders in April 1996, each nonemployee director receives an annual stock award of 500 Cooper Class A common shares on each annual meeting date. Each newly elected or appointed nonemployee director receives, upon election or appointment, a pro rata stock award according to the time remaining before the next annual meeting date. Each nonemployee director may elect under the Directors' Stock Plan to defer receipt of all or a portion of the Class A common shares payable under the Plan until a date determined by the director or until retirement from the Board. Each nonemployee director is also granted annually a stock option for 1,000 shares at fair market value under the Directors' Stock Plan. The option vests on the third anniversary of the date of grant and has a 10-year term. As of December 31, 2002, options for 58,000 shares were outstanding under the Directors' Stock Plan.

                             AUDIT COMMITTEE REPORT

         The Audit Committee is composed of seven independent directors and acts under a written charter adopted by the Board of Directors, which is attached to this proxy statement as Appendix A. Cooper's management is responsible for the quality and integrity of the Company's financial reporting process including the systems of internal controls, and the preparation of the Company's financial statements. The independent auditors, Ernst & Young LLP, are responsible for auditing those financial statements and for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and review these processes on behalf of the Board of Directors.

         It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews and procedures. Therefore, the Audit Committee has relied on management's representation that the financial statements have been prepared in accordance with generally accepted accounting principles and on the representations of the independent auditors included in their report on Cooper's financial statements.

         In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002, with Cooper's management and representatives of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the independent auditors their independence from Cooper and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

         In reliance on its review of the audited financial statements and the discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Cooper's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                  James R. Wilson, Chairman          H. Lee Scott
                  Stephen G. Butler                  Dan F. Smith
                  Linda A. Hill                      Gerald B. Smith
                  Sir Ralph H. Robins

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         The Audit Committee selects, subject to shareholder approval, our independent auditors for each year. During the year ended December 31, 2002, Ernst & Young LLP was employed principally to perform the annual audit and to render other services. Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table.


    Year Ended December 31,       Audit Fees       Audit-Related Fees       Tax Fees           All Other Fees
    -----------------------      -----------       ------------------     -----------          --------------
              2002               $ 2,117,612              $260,993        $   748,976               $ 151,319
              2001                 1,992,762               246,581          1,246,256                 204,839

         Audit fees include fees for the audit and quarterly reviews of the consolidated financial statements, statutory audits of subsidiaries required by governmental or regulatory bodies, comfort letters, consents, assistance with and review of documents filed with the SEC and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards. Audit-related fees principally include fees for pension and benefit plan audits. Tax fees primarily include fees for tax consultations and tax return preparation for international subsidiaries, and tax planning and advice relating to tax audits, appeals, internal reorganizations and international operations. All other fees include fees for international corporate administrative services and the strategic alternatives review process. The Audit Committee has considered the compatibility of nonaudit services with the auditors' independence.

         The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by independent auditors. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent auditor for any non-audit services not included in the budget. The Committee may delegate pre-approval authority to one or more members of the Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Committee.

         Representatives of Ernst & Young LLP will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements included in Cooper's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Representatives of Ernst & Young LLP will have the opportunity to make a statement, if they desire to do so.

                                    FORM 10-K

         A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission is included in the Annual Report sent to you with this proxy statement. It is also available at the "Investor Center" tab on our website (www.cooperindustries.com) or may be obtained upon request and without charge, by writing to:

                            Public Affairs Department
                             Cooper Industries, Ltd.
                                  P.O. Box 4446
                              Houston, Texas 77210

                                   PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

         Under Section 89 of the Companies Act, 1981 of Bermuda, our shareholders have the authority to appoint our independent auditors and to authorize our Audit Committee to determine the auditors' remuneration. The Audit Committee has tentatively selected Ernst & Young LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2003. The Board of Directors is asking shareholders to approve such appointment and authorize our Audit Committee to determine the auditors' remuneration.

         Ernst & Young LLP acted as independent auditors for the 2002 fiscal year. Information pertaining to the services rendered by Ernst & Young LLP is included under the caption "Relationship with Independent Auditors."

         For these reasons, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE OF FOR PROPOSAL 2.

                                   PROPOSAL 3

                SHAREHOLDER PROPOSAL FOR A SUSTAINABILITY REPORT

         Nine shareholders have informed us that they intend to present jointly the following proposal at the meeting. The shareholders are as follows:
Benedictine Sisters, 530 Bandera Road, San Antonio, Texas 78228, owner of 50 Cooper Class A common shares; the Loretto Literary and Benevolent Institution (also known as the Sisters of Loretto), 527 Larkhill Court, St. Louis, Missouri 63119-4943, owner of 391 Cooper Class A common shares; Domini Social Investments LLC, 536 Broadway, 7th Floor, New York, New York 10012-3915, owner of 24,300 Cooper Class A common shares; the Sisters of Charity of Saint Elizabeth, P.O. Box 476, Convent Station, New Jersey 07961-0476, owner of 100 Cooper Class A common shares; the Congregation of Holy Cross, Southern Province, 2111 Brackenridge Street, Austin, Texas 78704-4322, owner of 75 Cooper Class A common shares; St. Joseph Health System, P.O. Box 14132, Orange, California 92863-1532, owner of 100 Cooper Class A common shares; the Dominican Sisters of Springfield, Illinois, 1237 West Monroe, Springfield, Illinois 62704, owner of 75 Cooper Class A common shares; the Congregation of the Sisters of Charity of the Incarnate Word, P.O. Box 230969, Houston, Texas 77223-0969, owner of at least $2,000 worth of Cooper Class A common shares; and Carla Kleefeld, 71 Atlantic Avenue, Boston, Massachusetts 02111-2908, owner of 250 Class A common shares.

                      SUSTAINABILITY REPORT TO SHAREHOLDERS

         Whereas, the global economy presents corporations with the challenge of creating sustainable business relationships by participating in the sustainable development of the communities in which they operate. The World Commission on Environment and Development defined sustainable development as "development which meets the needs of the present without compromising the ability of future generations to meet their own needs." (Our Common Future, 1987)

         We believe the ability of corporations to continue to provide goods/services in our interdependent world depends on their acceptability to the societies where they do business. Good corporate citizenship goes beyond the traditional functions of creating jobs and paying taxes, to include corporate practices designed to protect human rights, worker rights, land and the environment.

         According to the Dow Jones Sustainability Group, sustainability includes: "Encouraging long lasting social well being in communities where they operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities and non-governmental organizations) and responding to their specific and evolving needs thereby securing a long term 'license to operate,' superior customer and employee loyalty and ultimately superior financial returns." (www.sustainability-index.com; March 2000)

         Concerned investors evaluate companies on their financial, environmental and social performance - the triple bottom line. Some companies have published sustainability reports and are taking a long-term approach to creating shareholder value through embracing opportunities and managing risks derived from economic, environmental and social developments. We believe sustainability reporting should be included in our company's annual report.

         The Social Investment Forum, the national trade association for the socially responsible investing (SRI) industry wrote in a letter to the New York Stock Exchange, "Investors in the U.S. currently face a significant disadvantage by their companies not adequately disclosing material social and environmental risks. We support principles that would encourage companies to better disclose, in an aggregate manner, material risks, liabilities, and impairments." (8/6/02)

         We believe corporate sustainability includes a commitment to pay a sustainable living wage to employees. Workers need to have the purchasing power to meet their basic needs. A purchasing power index study conducted in 15 cities in Mexico found that it takes four to five Mexican minimum wages to support a family of four (Making the Invisible Visible, Center for Reflection Education and Action, June 2001). We believe paying sustainable wages contributes to community development and employee loyalty to the company.

         The sustainability of corporations, we believe, is connected to the economic sustainability of their workers and the communities where corporations operate and sell their products. Effective corporate policies can benefit both communities and corporations.

         RESOLVED: shareholders request the Board of Directors to prepare at reasonable expense a sustainability report. A summary of the report should be provided to shareholders by October 2003.

                              SUPPORTING STATEMENT

     We believe the report should include:

     1.   The company's operating definition of sustainability.

     2. A review of current company policies and practices related to social, environmental and economic sustainability.

     3. A summary of long-term plans to integrate sustainability objectives throughout the company's operations.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

         We believe that our current policies and practices address the concerns of the shareholder proposal concerning sustainability. Simply put, we believe sustainability is good corporate citizenship. Our Code of Ethics and Business Conduct underlies our core values and specifically states that:

          Cooper is committed to the highest level of integrity in its dealings with people and organizations and will conduct its business within both the letter and spirit of the law... Cooper is committed to maintaining employment practices that provide equal opportunity for all qualified employees. Cooper is committed to providing a safe and healthy work environment and an atmosphere of open communications for all employees. To attract and retain quality employees, Cooper expects to pay wages and benefits that are competitive in the community... and within the industry. Cooper will conduct its operations in a manner that safeguards the environment... Cooper values its good name and its role as a leading citizen in all communities in which it does business.

         We are committed to enhancing the quality of life in the communities in which we operate by providing financial support to local non-profit organizations, fostering our employees' volunteer efforts and operating safe and environmentally responsible facilities. Cooper and the Cooper Industries Foundation contribute approximately $3.5 million each year to charitable organizations operating in communities where we do business. There are no geographic limitations.

         Cooper has extensive policies and an active program to ensure that Cooper conducts its operations in a manner that provides a safe and healthy workplace and safeguards the environment. Our compensation policy and practice are to pay wages and benefits that are competitive in the respective communities in which we operate in order to attract and retain quality employees. Wages and benefits must also be competitive within our industry in order to operate our businesses profitably.

         Cooper's track record demonstrates that, wherever we operate, we work hard to be a good corporate citizen, including promoting social and environmental issues related to sustainability. Furthermore, Cooper already publishes various reports on its website (www.cooperindustries.com) in the "About Cooper" section specifically addressing these matters for shareholders and any other interested parties. Therefore, the Board of Directors believes that conducting a special review and preparing a special report to shareholders on sustainability are unnecessary and would not be an effective use of corporate resources. We remain committed to treating all employees with dignity, fairness and respect, protecting the health and safety of our employees, protecting the environment, and enhancing the quality of life in the communities in which we operate.



         For these reasons, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

                                   PROPOSAL 4

          SHAREHOLDER PROPOSAL FOR CHANGE OF INCORPORATION JURISDICTION

         The Amalgamated Bank LongView Collective Investment Fund, 15 Union Square, New York, New York 10003-3378, owner of 30,793 Cooper Class A common shares, has informed us that it intends to present the following proposal at the meeting.

         RESOLVED: The shareholders of Cooper Industries, Ltd. ("Cooper" or the "Company") hereby request the Board of Directors to take all necessary measures to change the Company's jurisdiction of incorporation from Bermuda to a state in the United States.

                              SUPPORTING STATEMENT

         In May 2002 the Company reincorporated itself from Ohio to Bermuda in order to obtain more favorable tax treatment and more flexibility in conducting its business. We urge the Board should reconsider this decision because we believe that the disadvantages of Bermuda incorporation outweigh any potential tax savings or operational flexibility.

         Since the time that Cooper shareholders were asked to approve the Bermuda incorporation, significant political attention has focused on U.S. corporations seeking to reincorporate in offshore tax havens such as Bermuda. Individual Members of Congress have called reincorporation in Bermuda "unpatriotic" at a time when domestic companies and workers are being asked to finance the war against terrorism with their tax dollars. In 2002 Congress seriously considered, but did not enact, legislation to deny government contracts to companies incorporated in offshore tax havens. This legislation, had it passed, could have affected Cooper Industries, which in 2001 had more than $6 million worth of government contracts.

         In June 2002 the Senate Finance Committee passed a bill to treat reincorporating companies as U.S. firms for tax purposes, thus negating the perceived tax benefits, and a similar House bill has over 140 co-sponsors. We anticipate that the issue will re-emerge in 2003.

         Reincorporation is troubling as well to some institutional investors. The State Treasurer of California has proposed that California public pension funds should not invest in companies incorporated in offshore tax havens, such as Bermuda. Press reports indicate that other state treasurers may follow his lead.

         These developments are in addition to the risks that we perceive for shareholders under a Bermuda reincorporation. Bermuda law differs from U.S. corporate law in that Bermuda does not generally allow shareholders to sue officers and directors on behalf of the corporation in "derivative suits" for breach of fiduciary duty, corporate waste, and actions in violation of applicable law, among other things. We view this omission as significant because we regard shareholder derivative suits as a critical mechanism for remedying breaches of fiduciary duty and of promoting management accountability to shareholders. Moreover, a company's jurisdiction of incorporation may affect the enforceability of certain judgments and liabilities. With Cooper reincorporated in Bermuda, it may be difficult for shareholders who file suit in the United States to effect service of process and to enforce judgments obtained in such litigation in Bermuda.

         For these reasons, we believe that Cooper Industries should repatriate itself by reincorporating in the United States.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

         At our May 14, 2002 Special Meeting of Shareholders over 90% of the votes cast were cast in favor of changing Cooper's place of incorporation from Ohio to Bermuda. This vote is a clear indication that our shareholders recognized that incorporation in Bermuda offers Cooper strategic advantages that we did not have under our previous structure. Simply stated, reincorporating in Bermuda strengthened our position vis-a-vis competitors in the global marketplace. Currently many of our foreign-based competitors are significantly advantaged by current U.S. tax law, which ultimately puts at risk domestic industry ownership, many U.S. jobs, valuable U.S. based research and development and many parts of the U.S. service industry because foreign-owned companies are more likely to look for these services in their home country. This is not an insignificant concern. The Congressional Quarterly reported that, from 1998 through 2000, 80% of all acquisition transactions valued at $300 million or more involved foreign companies buying U.S. firms.

         The proponent refers to possible action by the U.S. Congress with respect to foreign reincorporation by U.S. companies as a reason to make a change now. We applaud those lawmakers who are making an effort to revise our business tax structure to protect American industrial competitiveness. However, we believe we should wait for Congress to determine the course of action it wishes to take regarding this matter. We believe that Congress' lack of immediate action in this respect reflects the complexity of the issues involved and the validity of the concerns we share with many other companies and shareholders regarding the competitive disadvantages that U.S. companies endure under the current U.S. tax system. If legislation is enacted, the Board will review the legislation and take action if appropriate.

         The proponent also cites the perceived differences in the U.S. and Bermuda corporate law as support for its proposal. We believe the proponent's description of Bermuda law is overly simplistic and leaves out the various circumstances in which shareholders may bring suit against a Bermuda company or its directors. Shareholders may bring suit against a Bermuda company or its directors if the right alleged to have been infringed is a personal right vested in shareholders. For example, our outside counsel has advised us that in certain circumstances where directors assume fiduciary duties to shareholders, such as in the context of a takeover transaction, shareholders may bring suit against directors for breach of their fiduciary duties. Shareholders may also bring suit against a Bermuda company or its directors where action is taken that is beyond the scope of a company's powers or outside the authority of the Board of Directors. Also, shareholders may bring suit in respect of illegal acts, such as acts which constitute a violation of applicable company law or an abuse of the directors' powers. Finally, shareholders may bring suit for conduct which constitutes a "fraud on the minority" under Bermuda law. "Fraud on the minority" can be any act which amounts to an unconscionable use of majority power resulting or likely to result in either financial loss or unfair discriminatory treatment of the minority. This is easier to establish than U.S. common law fraud.

         The proponent's statements about enforceability of judgments do not, in our view, present an entirely correct picture either. First, Cooper Industries, Ltd. is subject to U.S. securities laws and has consented to receive service of process with respect to actions based on offers and sales of securities made in the United States and other violations of the U.S. securities laws at its principal office in Houston, Texas. Also, Cooper has significant assets in the United States. Therefore, shareholders with claims based on violations of U.S. securities laws may seek recourse through the U.S. court system and should be able to enforce a judgment obtained without pursuing any action in the Bermuda court system. Second, with respect to claims that are not based on violations of U.S. securities laws, our outside counsel has advised us that a final and conclusive judgment for compensatory money damages obtained in a U.S. court should be enforced by the Supreme Court of Bermuda, as long as (1) the U.S. court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda, and
(2) the judgment is not contrary to natural justice of Bermuda and is not based on an error in Bermuda law. We do not believe these issues significantly compromise the rights of shareholders.


For these reasons, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

                                                                      APPENDIX A

                             COOPER INDUSTRIES, LTD.
                             AUDIT COMMITTEE CHARTER

                              Purpose and Processes

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities relating to:

         o        the integrity of the Company's financial statements;

         o        the financial reporting process;

         o        the systems of internal accounting and financial controls;

         o the performance of the Company's internal audit function and independent auditors;

         o the independent auditors' procedures concerning qualifications and independence; and

         o the Company's compliance with legal and regulatory requirements and ethics programs as established by management.

The Committee shall also prepare the report required by the SEC to be included in the Company's annual proxy statement.

         The independent auditors shall report directly to the Committee. The Committee shall regularly report to the Board on the results of its activities and submit to the Board any recommendations the Committee may have from time to time. The Company's internal audit staff has a dual reporting relationship, directly to the Committee and to the Senior Vice President, General Counsel and Chief Compliance Officer of the Company.

         The Committee may, from time to time, adopt rules and make provisions as deemed appropriate for the conduct of meetings, considering, acting upon and recording matters within its authority and making such reports to the Board as it may deem appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter within the scope of its authority and may engage independent legal, accounting or other advisors to assist in its investigations as it deems necessary. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee to assist in such investigations.

                                   Membership

         Committee members shall be appointed by the Board on recommendation of the Committee on Nominations and Corporate Governance. The Committee shall be comprised of not less than three directors. Each member shall be a director who is independent of management and the Company. Members shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company (other than director's compensation), are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the applicable stock exchange listing standards. All members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. In addition, at least one member of the Committee shall be an "audit committee financial expert," as defined by regulations of the Securities and Exchange Commission ("SEC").

                              Key Responsibilities

         The Committee's job is one of oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing the Company's annual financial statements and for reviewing the Company's unaudited interim financial statements. Additionally, the Committee recognizes that the Company's financial management (including the internal audit staff), as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

The Board has delegated to the Committee the following duties and responsibilities:

         o Appoint and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification or approval).

         o Review and pre-approve all audit and permitted non-audit services provided by the independent auditors. The Committee may delegate pre-approval authority to one or more members of the Committee. The decisions of any Committee member(s) to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

         o Review with the independent auditors the planned scope and results of their audit.

         o Discuss with management and the independent auditors the annual financial statements and quarterly financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; consider any matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards; review with the independent auditors any audit problems or difficulties and management's response; and resolve any disagreements between management and the auditor regarding financial reporting.

         o Receive reports from the independent auditors on the critical accounting policies and practices of the Company and the alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

         o Meet periodically with management, the internal auditors, and the independent auditors in separate executive sessions to discuss issues and concerns warranting Committee attention.

         o At least annually, obtain and review a report by the independent auditors describing:

                  (a)      The audit firm's internal quality control procedures;

                  (b) Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

                  (c) All relationships between the independent auditors and the Company (to assess the auditors' independence).

         o Review the scope and results of the Company's internal audit program.

         o Discuss policies with respect to risk assessment and risk management, including a review of matters involving major financial risk exposures to the Company and actions management has taken to monitor and control such exposures.

         o Review the Company's Code of Ethics and Business Conduct and the procedures for monitoring compliance including procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. At least annually, review compliance with applicable laws, regulations and the Code of Ethics and Business Conduct, including a review of any reports by attorneys representing the Company of any material violation of laws or breach of fiduciary duties.

         o        Review filings made with the SEC as required.

         o Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

         o Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and applicable stock exchange listing standards.

         o Review and reassess the adequacy of its charter on an annual basis.

         o        Conduct an annual performance evaluation of the Committee.

     COOPER INDUSTRIES, LTD.
     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS                     [Cooper Logo]
     APRIL 29, 2003
P    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R The undersigned shareholder of Cooper Industries, Ltd. ("Cooper") appoints Diane K. Schumacher and Terrance V. Helz, or either of them, proxies, with
O full power of substitution, to vote all shares of stock that the shareholder would be entitled to vote if present at the Annual Meeting of
X    Shareholders of Cooper on Tuesday, April 29, 2003, at 11:00 a.m. (Central
     Time) in the J.P. Morgan Chase Center Auditorium, 601 Travis Street,
Y Houston, Texas, and at any adjournments or postponements thereof, with all powers the shareholder would possess if present. The shareholder hereby revokes any proxies previously given with respect to such meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR (I.J. EVANS, C.J. GRUM, R.E. JACKSON, JR., J.R. WILSON), FOR PROPOSAL 2, AGAINST PROPOSALS 3 AND 4, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     This card also constitutes voting instructions for any shares held for the shareholder in Cooper's Dividend Reinvestment and Stock Purchase Plan and the Cooper Industries, Inc. Retirement Savings and Stock Ownership Plan, as well as any shares acquired through Cooper's Employee Stock Purchase Plan that are being held in a book-entry account at EquiServe Trust Company N.A., as described in the Notice of Meeting and Proxy Statement.

                                     (Please date and sign on the reverse side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     HOW TO RECEIVE YOUR ANNUAL REPORT AND
                            PROXY STATEMENT ON-LINE

     You may receive future Cooper Industries, Ltd. annual reports and proxy statements on-line on the Internet by submitting your consent to Cooper. This will save Cooper postage and printing expenses and have information available to you faster. If you have already consented to receive future annual reports and proxy statements on-line, no action is necessary because your consent remains effective until you change or revoke your consent.

     Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a registered shareholder and you wish to consent to Internet delivery of future annual reports and proxy statements, follow the instructions set forth below.

     o    Log onto the Internet and go to the web site:
          HTTP://WWW.ECONSENT.COM/CBE/ (If you are voting your shares this year using the Internet, you can link to this web site directly from the web site where you vote your shares.)

     o You will be asked to consent to Internet delivery of annual meeting materials and provide your TAXPAYER I.D. NUMBER (U.S. SOCIAL SECURITY NUMBER), E-MAIL ADDRESS and ACCOUNT NUMBER. Your account number is located above your name on the proxy card. You will not need to provide an account number if you hold shares through the Cooper Industries' Retirement Savings and Stock Ownership Plan.

     If you are not a registered shareholder and you wish to consent to Internet delivery of future annual reports and proxy statements, please contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such option for you.

     If you consent, your account will be so noted and, when Cooper's 2003 Annual Report and the Proxy Statement for the 2004 Annual Meeting of Shareholders become available, you will be notified by e-mail on how to access them on the Internet.

     If you do elect to receive your Cooper materials via the Internet, you can still request paper copies by contacting Cooper Industries, Ltd. at 600 Travis, Suite 5800, Houston, Texas 77002-1001, Attn: Public Affairs Department. Also, you may change or revoke your consent at any time by going to the above web site and following the applicable instructions.

        PLEASE MARK YOUR                                                  9327
[X]     VOTES AS IN THIS
        EXAMPLE.

--------------------------------------------------------------------------- --------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2          THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                                            AGAINST PROPOSALS 3 AND 4.
--------------------------------------------------------------------------- --------------------------------------------------
1. Election of       For  Withheld  2. Appoint Ernst  For Withheld Abstain     3. Shareholder proposal  For  Withheld  Abstain
   Directors.                          & Young as                                 relating to social
01 I.J. Evans                          independent                                and environmental
02 C.J. Grum         [ ]    [ ]        auditors      [ ]    [ ]     [ ]           issues related to     [ ]    [ ]       [ ]
03 R.E. Jackson, Jr.                   for the                                    sustainability.
04 J.R. Wilson                         year ending
                                       12/31/2003                              4. Shareholder proposal
                                                                                  to change             [ ]    [ ]       [ ]
To withhold your vote for any                                                     Cooper's jurisdiction
nominee(s), write the name(s) here:                                               of incorporation.

-----------------------------
------------------------------------------------------------------------------------------------------------------------------


                                                                                   I plan to attend the meeting.   [  ]



                                                                                   Please sign exactly as name appears
                                                                                   hereon. Joint owners should each sign.
                                                                                   When signing as attorney, executor,
                                                                                   administrator, trustee or guardian,
                                                                                   please give full title as such.

                                                                                   -----------------------------------

                                                                                   -----------------------------------
                                                                                   SIGNATURE(S)                  DATE


-----------------------------------------------------------------------------------------------------------------------------
                                               FOLD AND DETACH HERE                                     (over)

THIS IS YOUR PROXY,                                               [COOPER LOGO]
YOUR VOTE IS IMPORTANT

                         VOTE BY TELEPHONE OR INTERNET
                            QUICK O EASY O IMMEDIATE

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Voting by touch-tone telephone or through the Internet are cost-effective and convenient ways to vote your shares. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 12:00 MIDNIGHT NEW YORK TIME ON APRIL 28, 2003.

Telephone and Internet proxy voting is permitted under the laws of the jurisdiction in which Cooper is incorporated. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:             ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
--------------             (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL
                           001-201-536-8073 FROM OTHER COUNTRIES. You will be asked to enter the VOTER CONTROL NUMBER that appears on the proxy card. Then followthe instructions.

                                       OR

VOTE BY INTERNET:          LOG ON TO THE INTERNET AND GO TO THE WEB SITE:
-----------------          http://www.eproxyvote.com/cbe
                           Click on the "PROCEED" icon - You will be asked to enter the VOTER CONTROL NUMBER that appears on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:              Mark, sign and date your proxy card and return it in
-------------              the postage-paid envelope. IF YOU ARE VOTING BY
                           TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR
                           PROXY CARD.

YOU CAN ALSO ELECT TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY STATEMENTS OVER THE INTERNET INSTEAD OF RECEIVING PAPER COPIES IN THE MAIL. SEE THE REVERSE SIDE OF THE PROXY CARD FOR ADDITIONAL DETAILS.